                                                                     EXHIBIT 3.1


                    CERTIFIED COPY OF CORPORATE RESOLUTIONS
                    ---------------------------------------

     I, Martin Casper Korn, Secretary of Access Ventures, Inc., a Nevada corporation, hereby certify that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of said corporation by unanimous written consent on December 1, 1995, and that said resolutions have not been modified or rescinded and are still in full force and effect:

     RESOLVED: That it is deemed advisable, in the judgment of the Board of Directors of ACCESS VENTURES, INC. that the Articles of Incorporation be amended and restated to read as follows:


                                   RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                             RUBICON SPORTS, INC.

     Rubicon Sports, Inc., a corporation organized under the laws of the state of Nevada, certifies as follows:

                                      I.

                                CORPORATE NAME
                                --------------

     The name of the corporation shall be: RUBICON SPORTS, INC. The former name of the corporation was ACCESS VENTURES, INC.

                                      II.
                              CORPORATE BUSINESS
                              ------------------

     The nature, object and purpose of the business to be transacted, promoted, carried on, or engaged in by the corporation shall be any and all lawful business or other lawful activity.


                                     III.

                                   DIRECTORS
                                   ---------

     The business of the corporation shall be managed by the Board of Directors which shall consist of not less than three (3) Directors, all of whom shall be of full age and at least one of whom shall be a citizen of the United States, except that, in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the
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number of Directors may be less than three (3) but not less than the number of stockholders. Unless otherwise provided in the articles of incorporation, or an amendment thereof, it shall not be necessary for Directors to be stockholders.

     The name and post office address of the present Board of Directors, consisting of three (3) Directors, are as follows:

          NAME                               ADDRESS
          ----                               -------

     DAVID LAUGHLIN                     774 Mays Blvd, Suite #10
                                        Incline Village, NV 89451


     MARTIN CASPAR KORN                 774 Mays Blvd, Suite #10
                                        Incline Village, NV 89451

     ERIC A. McAFEE                     11251 La Verada Drive
                                        North Tustin, CA 92705

                                      IV.

                            POWERS OF THE DIRECTORS
                            -----------------------

     In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized:

          Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

          To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

          From time to time, to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the original or duplicate stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspecting any account, book, or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or Directors.

          By resolution, or resolutions, passed by a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of
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     the Directors of the corporation, which, to the extent provided in said resolution, or resolutions, or in the by-laws of the corporation, shall have, and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee, or committees, shall have such name, or names, as may be stated in the by-laws of the corporation, or as may be determined by resolution adopted by the Board of Directors.

          Pursuant to the affirmative vote of the stockholders, of at least a majority of the stock issued and outstanding, having voting power, given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting, to sell, lease or exchange all of the property and assets of this corporation, including its goodwill and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interest of the corporation.

     This corporation may, in its by-laws, confer powers upon its Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

                                      V.

                                INDEMNIFICATION
                                ---------------

     Each director and officer, whether or not then in office, shall be indemnified by the corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding to have been derelict in the performance of his duties as such director or officer pursuant to NRS
78.140 and NRS 78.145.

                                      VI.

                               CUMULATIVE VOTING
                               -----------------

     In accordance with Nevada Revised Statute 78.360, in the election of Directors of the corporation the principle of cumulative voting shall apply. In any such election, each stockholder entitled to vote shall have votes equal to the number of his/her shares with voting rights multiplied by the number of
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Directors to be elected. He/She may divide and distribute his/her votes, as so calculated, among any two or more candidates for the directorships to be filled, or he may cast all his votes for a single candidate. A stockholder may, if he desires, cast fewer than all the votes to which he is entitled at an election of Directors, but his ballot shall be invalid if the total votes shown thereon are in excess of the total number of votes to which he is entitled.

     At any such election the candidates receiving the highest number of votes, up to the number of Directors to be chosen, shall stand elected, and an absolute majority of the votes cast is not a prerequisite to the election of any candidate to the Board of Directors.

                                     VII.

                      STOCK, DISTRIBUTIONS AND SECURITIES
                      -----------------------------------

     The corporation shall have the power to issue one class or kind of stock, or two or more classes or kinds of stock, any of which may be stock with par value or stock without par value, with full or limited voting powers or without voting powers and with such designations, preferences and relative, participating, optional, or other special rights, or qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the articles of incorporation, or in any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

     The rights of holders of any stock issued by the corporation and the power and authority of the corporation thereto shall be governed by NRS 78.195 through and inclusive of NRS 78.3778.

                                     VIII.

                           AUTHORIZED CAPITAL STOCK
                           ------------------------

     The total authorized capital stock of this corporation is ten million (10,000,000) shares of stock, each share of stock having a par value of one tenth of one cent (one mill). Each share shall have one vote. However, such other classes of stock may be issued from time to time pursuant to Article VII.


                                      IX.

                             ASSESSMENT OF SHARES
                             --------------------

     The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the Directors shall determine, shall not be subject to
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assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the articles of incorporation shall not be amended in this particular.


                                      X.

                               REGISTERED AGENT
                               ----------------

     The registered agent of the corporation is D. G. MENCHETTI. The address of the registered agent and the registered office of the corporation is 341 Ski Way, Suite 103, Post Office Box 7100, Incline Village, Nevada 89452.

                                     XI.

                      LIABILITY OF OFFICERS AND DIRECTORS
                      -----------------------------------

     The liability of officers and Directors for damages for breach of their fiduciary duties to the corporation and stockholders is limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or, the payment of dividends in violation of NRS 78.300.

                                     XII.

                             CORPORATE RESERVATION
                             ---------------------

     The corporation reserves the right to amend, alter, change, or repeal any provision contained in these articles of incorporation, in the manner now or hereinafter prescribed by statute or by these articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     RESOLVED FURTHER: That written consent of each stockholder otherwise entitled to vote be obtained in accordance with NRS 78.320(2) for the purpose of approving the foregoing Amendment and Restatement of Articles of Incorporation.

     RESOLVED FURTHER: That in accordance with NRS 78.207(1) the no par value shares held by the stockholders of record be exchanged on a two thousand (2,000) new shares of one mill par value stock for every twenty five (25) existing shares of no par value stock basis, effective upon the filing date of this certificate required by NRS 78.207(4).

     I further hereby certify that the following is true and correct copy of a resolution duly adopted by the stockholders of the corporation on December 1, 1995, by unanimous written consent and that said resolution has not been modified or rescinded and is still in force and effect:
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     RESOLVED: That the Articles of Incorporation of ACCESS VENTURES, INC. be
amended and restated in the manner set forth in the December 1, 1995, resolution of the Board of Directors.

     In accordance with NRS 78.403(1), the former Articles of Incorporation are being altered or amended in the following respects:

     1.   Article I: The name of the corporation is being changed;

     2.   Article II: Resident agent and office is are being changed;

     3. Article IV(a): The number of authorized shares is being changed from 25,000 to 10,000,000 and the existing class of stock is being changed from no par value to par value of one tenth of one cent (one mill);

     4. Article V(b): The named Directors and their authorized number are being changed and a provision setting forth in general terms their powers is being added

     5. Article VI: The reference to the initial incorporation is being deleted;

     6.   A provision for indemnification of Directors is being added;

     7.   Shareholder voting is being changed to cumulative voting;

     8.   A provision for reservation of corporate rights is being added.

     I further certify that said corporation is duly organized and existing and has the power to take the action called for by the aforesaid resolutions.

     In accordance with NRS 78.207(4), it is hereby further certified that:

     (1) The current number of authorized shares is Twenty Five Thousand, no par value, of the sole class and series of existing shares of stock;

     (2) After the filing of the restated Articles of Incorporation of Rubicon Sports, Inc. the number of authorized shares will be ten million (10,000,000) with each share having a par value of one tenth of one cent (one mill);

     (3)  That for every existing 25 shares of stock of no par
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value 2,000 share of the new class and series one mill par value stock will be issued and exchanged;

     (4) There is no provision for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and no outstanding shares are affected thereby;

     (5)  That no shareholder approval of this transaction is required; and

     (6)  This change is effective upon filing of this certificate.



     IN WITNESS WHEREOF, I accordingly have hereunto set my hand and seal this fourth day of December, 1995.



     _____________________________
     MARTIN CASPAR KORN, SECRETARY



STATE OF ________________)
                          : ss.
COUNTY OF _______________)

     On this fourth day of December, 1995, personally appeared before me, ___________________________, a Notary Public, Martin Korn, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the above instrument, who acknowledged to me that he executed the above instrument in his authorized capacity as President of Rubicon Sports, Inc. and that by his signature on the instrument, he, and/or the entity upon the behalf of which he acted, executed the instrument.


_______________________________
NOTARY PUBLIC


     IN WITNESS WHEREOF, I accordingly have hereunto set my hand and seal this fourth day of December, 1995.

     __________________________
     DAVID LAUGHLIN,PRESIDENT

STATE OF ________________)
                          : ss.
COUNTY OF _______________)

     On this fourth day of December, 1995, personally appeared before me, ___________________________, a Notary Public, DAVID LAUGHLIN, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the above instrument, who acknowledged to me that he executed the above instrument in his authorized capacity, as President of Rubicon Sports, Inc. and that by his signature on the instrument, he, and/or the entity upon the behalf of which he acted, executed the instrument.


_______________________________
NOTARY PUBLIC